                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 23, 1997


                             PCA INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


       North Carolina                 0-8550                56-0888429
(State or other jurisdiction       (Commission            (IRS employer
      of incorporation)            File Number)         identification no.)


           815 Matthews-Mint Hill Road, Matthews, North Carolina   28105
                 (Address of principal executive offices)     (Zip Code)


                               (704) 847-8011
            (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

          On December 20, 1996, pursuant to an Agreement and Plan of Merger, dated as of December 17, 1996, as amended (the "Merger Agreement"), by and among American Studios, Inc., a North Carolina corporation ("ASI"), PCA International, Inc., a North Carolina corporation (the "Registrant"), and ASI Acquisition Corp., a North Carolina corporation and a wholly owned subsidiary of the Registrant (the "Purchaser"), the Purchaser commenced a tender offer for all outstanding shares of common stock, par value $.001 per share (the "Shares"), of ASI, at a price of $2.50 per Share, net to the Seller in cash (the "Offer"). The price of $2.50 per Share was arrived at pursuant to arms' length negotiations between the Registrant and ASI.

          The Offer expired at 12:00 midnight, New York City time, on January 22, 1997. In the Offer, the Purchaser purchased 20,333,508 Shares (which includes 15,311 Shares tendered subject to guarantees of delivery (the "Guaranteed Shares")), which constituted approximately 95% of the outstanding Shares. The aggregate purchase price for the Shares (including the Guaranteed Shares) pursuant to the Offer was $50,833,770.

          Pursuant to the Merger Agreement, ASI will be merged (the "Merger") with and into the Purchaser, with the Purchaser continuing as the surviving corporation and a wholly owned subsidiary of the Registrant. At the effective time of the Merger (which is currently expected to be on or about February 26, 1997), each issued and outstanding Share (other than Shares owned by ASI, the Registrant, the Purchaser or any other wholly owned subsidiary of the Registrant and other than Shares held by shareholders exercising dissenters' rights under North Carolina law) shall be converted into the right to receive $2.50 in cash.

         Prior to the consummation of the Offer on January 27, 1997, the Registrant, certain of its subsidiaries as Guarantors, the Lenders parties thereto and NationsBank, N.A. as Agent, entered into a Credit Agreement, dated as of January 27, 1997 (the "Credit Agreement"), to provide the Registrant with a Tender Offer Facility (the "Tender Offer Facility") and a Revolving Credit Facility (the "Revolving Credit Facility" and together with the Tender Offer Facility, the "New Credit Facility"). The New Credit Facility will provide up to $75,833,770 of borrowings to the Registrant.

          On January 27, 1997, the Registrant borrowed $50,833,770 to purchase the Shares pursuant to the Tender Offer Facility and $7,000,000 pursuant to the Revolving Credit Facility primarily to refinance certain indebtedness of ASI. Advances under the New Credit Facility will bear interest at the higher of (i) NationsBank Prime Rate (approximately 8.25% per annum as of January 27, 1997) or
(ii) the Federal Funds Rate (approximately 5.13% per annum as of January 27,
1997) plus .50% (the "Base Rate"), plus 1%. Interest on the loans will be paid monthly in arrears. Amounts not paid when due will bear interest at a default rate of interest equal to the Base Rate plus two percentage points.

          The obligations of the Registrant under the Credit Agreement are guaranteed by all direct and indirect domestic subsidiaries of the Registrant, excluding ASI and its subsidiaries. The obligations of the Registrant and its subsidiary Guarantors are secured by substantially all of the personal and real property assets of such entities and pledges of the stock of their domestic subsidiaries, including the shares of ASI purchased in the Tender Offer.

          The Credit Agreement includes various restrictive covenants and financial covenants. The restrictive covenants prohibit the Registrant and its subsidiaries from, among other things, incurring additional indebtedness, redemption and certain other payments on its capital stock, with certain limited exceptions to all of the above prohibitions. The Credit Agreement also contains certain customary events of default for a secured credit facility of this type.

          The Credit Agreement matures on the earlier of (i) June 30, 1997 or
(ii) the effective time of the Merger. The Registrant has a commitment letter from NationsBank providing for a Permanent Credit Facility consisting of a $25 million revolving line of credit and $65 million of term loans.

          The foregoing description of the terms and provisions of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement (a copy of which is filed as Exhibit 10.1 hereto).

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

          The following financial statements of ASI are set forth in Annex A hereto:

               American Studios, Inc.:

               Report of Independent Accountants
               Consolidated Balance Sheets as of December 31, 1994 and 1995
                 (and an interim unaudited balance sheet at least as current as the most recent filing with the SEC)
               Consolidated Statements of Operations for the years ended
                 December 31, 1993, 1994 and 1995 (and an interim unaudited Consolidated Statement of Operation for the period between the latest audited and most recent interim balance sheet)
               Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993, 1994 and 1995 (and interim period as above)
               Consolidated Statements of Cash Flows for the years ended
                 December 31, 1993, 1994 and 1995 (and interim period as above)
               Notes to Consolidated Financial Statements

          (b) Pro Forma Financial Information. The Registrant has determined that it is impracticable to provide the required pro forma financial information required to be reported in this Current Report on Form 8-K. The Registrant will file the required pro forma financial information under cover of an amendment to this Form 8-K as soon as practicable but in no event later than March 24, 1997 (not later than sixty days after 8-K must be filed).

          (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of December 17, 1996, as amended, by and among American Studios, Inc., the Registrant and ASI Acquisition Corp. Incorporated by reference to Exhibit (c)(1) to the Registrant's Tender Offer Statement on Schedule 14D-1 dated December 20, 1996 (as subsequently amended, the "Schedule 14D-1").


         10.1 Credit Agreement dated as of January 27, 1997, by and among the Registrant, its subsidiaries and affiliates named therein as Guarantors, the Lenders named therein and NationsBank, N.A., as Agent. Incorporated by reference to Exhibit (b)(2) to the Final Amendment to the Schedule 14D-1.


         20.1 Offer to Purchase of ASI Acquisition Corp., dated December 20, 1996. Incorporated by reference to Exhibit (a)(1) to the Schedule 14D-1.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 6, 1997

                               PCA INTERNATIONAL, INC.



                               By: /s/ John Gross
                                   Name: John Grosso
                                   Title: President

                                                                        ANNEX A




                             AMERICAN STUDIOS, INC.

                         Index to Financial Statements


                                                               Page
                                                               ----
Financial Statements:

        Report of Independent Accountants                       F-1

        Consolidated Balance Sheets: December 31, 1994
          and 1995                                              F-2

        Consolidated Statements of Operations: Years Ended
          December 31, 1993, 1994 and 1995                      F-3

        Consolidated Statements of Shareholders' Equity:
          Years Ended December 31, 1993, 1994 and 1995          F-4

        Consolidated Statements of Cash Flows: Years Ended
          December 31, 1993, 1994 and 1995                      F-5

        Notes to Consolidated Financial Statements              F-6

        Consolidated Balance Sheets (unaudited) as of
          September 29, 1996 and December 31, 1995             F-17

        Consolidated Statements of Operations (unaudited)
          for the Thirteen Weeks Ended and Thirty-Nine Weeks
          Ended September 29, 1996 and October 1, 1995         F-18

        Consolidated Statements of Shareholders' Equity
          (unaudited) for the Thirty-Nine Weeks Ended
          September 29, 1996 and October 1, 1995               F-19

        Consoldiated Statements of Cash Flows (unaudited)
          for the Thirty-Nine Weeks Ended September 29, 1996
          and October 1, 1995                                  F-20

        Condensed Notes to Consolidated Financial Statements   F-21

                         INDEPENDENT AUDITORS' REPORT


SHAREHOLDERS AND BOARD OF DIRECTORS
AMERICAN STUDIOS, INC.

     We have audited the accompanying consolidated balance sheets of American Studios, Inc. and subsidiaries (the "Company") as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of American Studios, Inc. and subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


Charlotte, North Carolina
March 27, 1996

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 (Dollars in thousands, except per share data)

                                                                                                              DECEMBER 31,
                                                                                                          -------------------
                                                                                                            1994       1995
                                                                                                          --------   --------
ASSETS (Note 4)
CURRENT ASSETS:
Cash and cash equivalents (Note 1)......................................................................   $ 9,058    $ 1,681
Accounts receivable:
  Trade (Note 1)........................................................................................       680        809
  Employees, principally travel advances................................................................       120        183
Income tax receivable...................................................................................        --      1,365
Inventories (Notes 1 and 2).............................................................................     3,461      3,027
Prepaid expenses and other..............................................................................       335        491
                                                                                                           -------    -------
     Total current assets...............................................................................    13,654      7,556
PROPERTY, PLANT AND EQUIPMENT, NET (Notes 1 and 3)......................................................    14,726     30,010
NON-COMPETE AGREEMENTS AND OTHER INTANGIBLE ASSETS (Notes 1 and 5)......................................     4,481      4,485
DEFERRED TAX ASSET (Notes 1 and 6)......................................................................       697      1,301
OTHER ASSETS............................................................................................       574        478
                                                                                                           -------    -------
TOTAL...................................................................................................   $34,132    $43,830
                                                                                                           =======    =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term obligations (Note 4).......................................................        --    $ 7,240
Trade accounts payable..................................................................................   $ 3,887      4,324
Commissions payable to Wal-Mart Stores, Inc. (Note 9)...................................................     2,226      2,232
Salaries, commissions and bonuses (Note 8)..............................................................     2,175      1,809
Taxes (other than income)...............................................................................     1,640      1,974
Income taxes payable (Notes 1 and 6)....................................................................     2,582         --
Self-insurance reserves (Note 1)........................................................................     1,603      2,447
Other...................................................................................................       494        753
                                                                                                           -------    -------
     Total current liabilities..........................................................................    14,607     20,779
                                                                                                           -------    -------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (Note 4)...................................................        --     10,380
                                                                                                           -------    -------
COMMITMENTS AND CONTINGENCIES (Notes 1 and 10)
SHAREHOLDERS' EQUITY (Notes 1, 8 and 11):
Preferred stock -- $1.00 par value (authorized 1,000,000 shares; no shares issued)
Common stock -- $.001 par value (authorized 70,000,000 shares; outstanding 21,426,465 shares
  and 21,433,160).......................................................................................        21         21
Additional paid-in capital..............................................................................    12,871     12,794
Retained earnings (deficit).............................................................................     6,626       (223)
Cumulative foreign currency translation adjustments.....................................................         7         79
                                                                                                           -------    -------
     Total shareholders' equity.........................................................................    19,525     12,671
                                                                                                           -------    -------
TOTAL...................................................................................................   $34,132    $43,830
                                                                                                           =======    =======


See notes to consolidated financial statements.

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 (Dollars in thousands, except per share data)


                                                                                         Year Ended December 31,
                                                                              ---------------------------------------------
                                                                                 1993             1994             1995
                                                                              -----------      -----------      -----------
NET SALES (Notes 1 and 9)................................................     $    94,003      $    94,730      $   101,900
COST OF SALES (Note 1)...................................................          72,592           72,480           91,338
                                                                              -----------      -----------      -----------
GROSS PROFIT.............................................................          21,411           22,250           10,562
GENERAL AND ADMINISTRATIVE EXPENSES......................................          14,626           16,069           18,693
AMORTIZATION OF NON-COMPETE AGREEMENTS AND OTHER INTANGIBLE ASSETS (Notes
  1 and 5)...............................................................             746              558              677
FOREIGN EXCHANGE LOSSES..................................................              --              111              132
                                                                              -----------      -----------      -----------
INCOME (LOSS) BEFORE INTEREST AND INCOME TAXES...........................           6,039            5,512           (8,940)
INTEREST EXPENSE.........................................................              26               --              581
                                                                              -----------      -----------      -----------
INCOME (LOSS) BEFORE INCOME TAXES........................................           6,013            5,512           (9,521)
INCOME TAX EXPENSE (BENEFIT) (Notes 1 and 6).............................           2,343            2,365           (3,529)
                                                                              -----------      -----------      -----------
NET INCOME (LOSS)........................................................     $     3,670      $     3,147      $    (5,992)
                                                                              ===========      ===========      ===========
NET INCOME (LOSS) PER COMMON SHARE (Note 1)..............................     $      0.17      $      0.15      $     (0.28)
                                                                              ===========      ===========      ===========
CASH DIVIDENDS PER COMMON SHARE..........................................     $      0.08      $      0.08      $      0.04
                                                                              ===========      ===========      ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING AND COMMON STOCK
  EQUIVALENTS (Note 1)...................................................      21,630,003       21,632,116       21,399,232
                                                                              ===========      ===========      ===========

See notes to consolidated financial statements.

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                 (Dollars in thousands, except per share data)

                                                          COMMON STOCK
                                                        (NOTES 1 AND 11)       ADDITIONAL      RETAINED   CUMULATIVE       TOTAL
                                                       -------------------   PAID-IN CAPITAL   EARNINGS   TRANSLATION  SHAREHOLDERS'
                                                         SHARES     AMOUNT      (NOTE 1)       (DEFICIT)  ADJUSTMENTS      EQUITY
                                                       ----------   ------   ---------------   ---------  -----------  -------------
BALANCE AT DECEMBER 31, 1992.........................  21,625,424    $ 22        $13,624       $ 3,269          --        $ 16,915
NET INCOME...........................................          --      --             --         3,670          --           3,670
ISSUANCE OF COMMON STOCK UNDER THE EMPLOYEE STOCK
  PURCHASE PLAN......................................      24,598      --            133            --          --             133
CASH DIVIDENDS ($0.08 Per Share).....................          --      --             --        (1,730)         --          (1,730)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT..............          --      --             --            --       $ (14)            (14)
BALANCE AT DECEMBER 31, 1993.........................  21,650,022      22         13,757         5,209         (14)         18,974
                                                       ----------    ----        -------       -------       -----        --------
NET INCOME...........................................          --      --             --         3,147          --           3,147
                                                       ----------    ----        -------       -------       -----        --------
ISSUANCE OF COMMON STOCK UNDER THE EMPLOYEE STOCK
  PURCHASE PLAN......................................      46,443      --            113            --          --             113
CASH DIVIDENDS ($0.08 Per Share).....................                                           (1,730)         --          (1,730)
ACQUISITION OF COMPANY STOCK.........................    (270,000)     (1)          (999)                                   (1,000)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT..............          --      --             --            --          21              21
                                                       ----------    ----        -------       -------       -----        --------
BALANCE AT DECEMBER 31, 1994.........................  21,426,465      21         12,871         6,626           7          19,525
                                                       ----------    ----        -------       -------       -----        --------
NET LOSS.............................................          --      --             --        (5,992)         --          (5,992)
ISSUANCE OF COMMON STOCK UNDER THE EMPLOYEE STOCK
  PURCHASE PLAN......................................      60,695      --             84            --          --              84
CASH DIVIDENDS ($0.04 Per Share).....................          --      --             --          (857)         --            (857)
ACQUISITION OF COMPANY STOCK.........................     (54,000)     --           (161)           --          --            (161)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT..............          --      --             --            --          72              72
                                                       ----------    ----        -------       -------       -----        --------
BALANCE AT DECEMBER 31, 1995.........................  21,433,160    $ 21        $12,794       $  (223)      $  79        $ 12,671
                                                       ==========    ====        =======       =======       =====        ========

See notes to consolidated financial statements.

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)




                                                                                                    YEAR ENDED DECEMBER 31,
                                                                                                 -----------------------------
                                                                                                  1993       1994       1995
                                                                                                 -------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).............................................................................   $ 3,670    $ 3,147    $(5,992)
                                                                                                 -------    -------    -------
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Deferred income tax expense (benefit).......................................................      (284)        45       (604)
  Depreciation of property, plant and equipment...............................................     1,896      2,877      4,224
  Amortization of intangible assets...........................................................       746        558        677
  Foreign exchange losses.....................................................................        --        111        132
  Change in operating assets and liabilities which provided (used) cash, net of effects from purchase of CVS, Inc.:
     Accounts receivable......................................................................      (433)       268       (192)
     Income tax receivable....................................................................        --         --     (1,365)
     Inventories..............................................................................      (439)      (587)     4,665
     Prepaid expenses and other assets........................................................        10        (27)       (59)
     Accounts payable and accrued expenses....................................................     4,991      3,448     (1,068)
                                                                                                 -------    -------    -------
     Total adjustments........................................................................     6,487      6,693      6,410
                                                                                                 -------    -------    -------
     Net cash provided by operating activities................................................    10,157      9,840        418
                                                                                                 -------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................................................................    (6,920)    (3,738)    (9,087)
  Payment for purchase of the assets of CVS, Inc..............................................        --         --       (460)
                                                                                                 -------    -------    -------
     Net cash used in investing activities....................................................    (6,920)    (3,738)    (9,547)
                                                                                                 -------    -------    -------
     CASH FLOWS FROM FINANCING ACTIVITIES:

  Net borrowings under revolving credit facility..............................................        --         --      3,696
  Principal payments under notes payable......................................................        --         --       (756)
  Principal payments under capital lease obligations..........................................        --         --       (190)
  Acquisition of Company stock................................................................        --     (1,000)      (161)
  Cash dividends paid.........................................................................    (1,730)    (1,730)      (857)
  Issuance of common stock under the employee stock purchase plan.............................       133        113         84
                                                                                                 -------    -------    -------
     Net cash provided by (used in) financing activities......................................    (1,597)    (2,617)     1,816
                                                                                                 -------    -------    -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.......................................................        (2)       (45)       (64)
                                                                                                 -------    -------    -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..........................................     1,638      3,440     (7,377)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..................................................     3,980      5,618      9,058
                                                                                                 -------    -------    -------
CASH AND CASH EQUIVALENTS, END OF YEAR........................................................   $ 5,618    $ 9,058    $ 1,681
                                                                                                 =======    =======    =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest........................................................   $    26         --    $   510
                                                                                                 =======    =======    =======
Cash paid during the year for income taxes....................................................   $   591    $ 3,148    $ 1,016
                                                                                                 =======    =======    =======
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital lease obligations incurred when the Company entered into a lease for new property,
  plant and equipment.........................................................................                         $ 6,631
                                                                                                                       =======
Obligations incurred when the Company entered into a note payable for new property, plant and
  equipment...................................................................................                         $ 3,070
                                                                                                                       =======

Obligations incurred when the Company entered into a note payable for inventory purchases.....                         $ 4,169
                                                                                                                       =======


See notes to consolidated financial statements.

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENT

              For the Years Ended December 31, 1993, 1994 and 1995


NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business

     GENERAL -- American Studios, Inc., and Subsidiaries ("the Company") provides portrait photography services in stores owned by Wal-Mart Stores, Inc. ("Wal-Mart") in 46 states in the United States and in Puerto Rico and Mexico. The Company provides these services, which are marketed under the Wal-Mart name, through both traveling and permanent photography studios. As of December 31, 1995, the Company provided photography services in approximately 2,020 Wal-Mart stores.

     ACQUISITIONS -- On January 3, 1995, the Company purchased substantially all of the equipment, inventory and supplies of CVS, Inc. CVS, Inc. provides services in the photographic aftermarket. Its primary product is a professional video from the consumer's photographs and slides. The total purchase price of $1,460,000 was financed with available cash of $460,000 and the issuance of debt of $1,000,000 (of which $500,000 was repaid in February 1995). The acquisition has been accounted for under the purchase method and the consolidated operating results of CVS, Inc. have been included in the accompanying financial statements since the date of the acquisition. The cost of the acquisition has been allocated on the basis of the estimated fair value of the assets acquired. This allocation resulted in goodwill of approximately $679,000, which is being amortized over 5 years.

     RELATIONSHIP WITH WAL-MART -- The Company is completely dependent on Wal-Mart for continued operation of current studios and expansion with new studios. Any decision by Wal-Mart to reduce the number of stores it opens could restrict the Company's future growth. See Note 9 for additional information concerning the Company's business relationship with Wal-Mart. All of the Company's net sales are generated from its operations in Wal-Mart stores.

     TRAVELING STUDIOS -- Traveling studios operate in designated Wal-Mart stores at various intervals throughout the year. The Company begins a traveling promotion by advertising a promotional offer of an assortment of color portraits at a special price below the Company's regular price several days prior to the scheduled arrival of the photographer at a host Wal-Mart store. The photographer typically takes photographs at the host Wal-Mart store. Thereafter, customers are notified by mail of the time and date to return to the store to view and select the portraits. Approximately three weeks after the photographs are taken, a sales associates sets up a temporary sales area in the host Wal-Mart store and assists the customer in selecting portraits for purchase.

     PERMANENT STUDIOS -- The Company operates in permanent studios under the name "Wal-Mart Portrait Studios". The Company typically staffs its permanent studios with one or more associates. Permanent studios operate year round in Wal-Mart stores. At December 31, 1995, the number of permanent studios it operates in Wal-Mart stores was 795. The Company has installed 288 digital imaging systems as of December 31, 1995. This system allows the customer to select and order the poses, portrait sizes and the number of portraits desired at the time of the portrait photography session.

     PHOTOGRAPHY AFTERMARKET OPERATIONS -- The primary product is a video produced from the customer's photographs and slides. The Company expanded this operation by placing an additional 35 units used to produce the video in certain of its permanent studios. At December 31, 1995, the number of units used to produce the video located in certain permanent studios was 41.

     FASHION PHOTOGRAPHY OPERATIONS -- A fashion photography portrait session includes a cosmetic and hair-styling "make-over" and the use of certain fashion attire and jewelry.

     MEXICAN OPERATIONS -- At December 31, 1995, the Company operated permanent studios in 10 Wal-Mart stores in Mexico.

     OPERATIONS -- During 1995, the Company incurred a net loss of $5,992,000 and at December 31, 1995, the Company has a net working capital deficiency of approximately $13,223,000. Management believes that the Company's net loss for 1995 is attributable principally to its portrait processing and permanent studio operations and, to a lesser extent, to the increase in the number of traveling studios through which fashion photography services are provided, continued intense competitive pressures and a generally weak retail market. Management is addressing the operating problems experienced during 1995 by taking such steps as eliminating unprofitable promotional programs, converting permanent studios to traveling studios, improving portrait processing efficiency and aggressively reducing operating costs. In addition, the Company's

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

primary bank lender has modified certain financial covenants in the revolving credit facility to facilitate attainment of such covenants. Management believes that with these steps, among others, the Company will be able to maintain adequate cash flow to fulfill its obligations.

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of American Studios, Inc., its wholly owned subsidiary, ASI Distribution, Inc., (presently inactive) and its Mexican subsidiary, American Studios de Mexico, S.A. de C.V. (99.99% owned by the Company). All material intercompany balances and transactions have been eliminated in consolidation.

     TRANSLATION OF FOREIGN CURRENCY -- Assets and liabilities of the foreign operation are translated into U.S. dollars at the exchange rate in effect on the balance sheet date, while equity accounts are translated at historical rates. Income and expense accounts are translated at the average rates in effect during each period.

     CASH EQUIVALENTS -- Any highly liquid investments with an original maturity of three months or less are considered cash equivalents.

     INVENTORIES -- Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method for all inventories except portraits which are valued using average cost.

     DEFERRED COSTS AND REVENUE RECOGNITION -- Costs related to portraits processed, or in process, but not delivered to the customer are deferred until related sales are recognized. Substantially all portraits are subsequently delivered and offered for sale to the customer within three weeks. Deferred costs related to undelivered portraits represent photographer salaries and expenses, film, photographic paper and supplies, and other costs, net of sitting fees and portrait prepayments received. Sales are recognized when the finished portraits are accepted by the customer, except for COD sales and layaway sales for which estimated revenues, based on historical acceptance rates, are recorded. Trade receivables represent estimated revenues to be realized from COD sales and layaway sales in process. No allowance for doubtful trade accounts receivable is considered necessary.

     PROPERTY AND DEPRECIATION -- Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method at rates based on useful lives of 40 and 15 years for buildings and improvements, respectively; 5 to 10 years for photographic and sales equipment; 5 years for permanent studios; 3 to 5 years for digital imaging systems; 7 years for lab equipment; and 3 to 7 years for furniture, fixtures and other equipment. Equipment leased under capital leases are amortized over the shorter of their useful lives or the term of the related leases by use of the straight-line method. At December 31, 1995, equipment leased under capital leases totaled $6,631,000. There were no capital leases in 1994. Costs associated with major improvements and betterments are capitalized and depreciated. Upon disposal, the cost of properties and related accumulated depreciation are removed from the accounts with gains and losses reflected in earnings. Maintenance and repairs are charged to expense as incurred.

     NON-COMPETE AGREEMENTS AND OTHER INTANGIBLE ASSETS -- Non-compete agreements are being amortized on a straight-line basis over the terms of the respective agreements (see Note 5). The excess of cost over value assigned to net assets acquired, arising from the purchase of CVS, Inc. on January 3, 1995, is being amortized on a straight-line basis over 5 years. The Company regularly evaluates the recoverability of goodwill using estimates of undiscounted future cash flows and operating earnings of the businesses acquired. (See Note 5).

     USE OF ESTIMATES -- The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FINANCIAL INSTRUMENTS -- At December 31, 1995, cash and cash equivalents, accounts receivable, income tax receivable, trade accounts payable, borrowings under the revolving credit facility and long-term debt reported in the balance sheet approximate their fair value.

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 1 -- NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

     SELF-INSURANCE -- Self-insurance reserves are established for workers compensation and employee group insurance based on claims filed and claims incurred but not reported. The Company is insured for covered costs in excess of certain limits. (See Note 10).

     INCOME TAXES -- Income taxes are provided for temporary differences between the tax and financial accounting basis of assets and liabilities using the liability method under SFAS No. 109. The tax effects of such differences are reflected in the balance sheet at the tax rates expected to be in effect when the differences reverse. The Company establishes a valuation allowance against the portion of deferred tax assets for which future realization cannot be determined as more likely than not at the balance sheet date.

     COST OF SALES -- Cost of sales principally includes photography processing costs, photographers and sales persons salaries and benefits, advertising expenses, Wal-Mart commissions and depreciation expense related to photography processing and photographic equipment. Advertising expense was $7,834,000, $6,752,000 and $5,958,000 for the year ended December 31, 1995, 1994 and 1993, respectively.

     STUDIO PREOPENING COSTS -- Studio preopening costs are charged to operations as incurred.

     PER SHARE AMOUNTS -- Earnings per share is calculated on the weighted average shares of common stock outstanding and any dilutive common stock equivalents outstanding.

     NEW PRONOUNCEMENTS -- The Financial Accounting Standards Board issued new standards (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The standard must be adopted by the Company no later than the year ended December 31, 1996. The effect of adopting such standard has not been determined.

     RECLASSIFICATION -- Certain 1994 accounts have been reclassified to conform with the presentation in 1995.

NOTE 2 -- INVENTORIES

     Inventories consist of the following (in thousands):

                                                                                                                DECEMBER 31,
                                                                                                              ----------------
                                                                                                               1994      1995
                                                                                                              ------    ------
Operating supplies.........................................................................................   $2,723    $2,560
Portraits..................................................................................................      105       222
Photography processing supplies............................................................................      633       245
                                                                                                              ------    ------
Total.....................................................................................................    $3,461    $3,027
                                                                                                              ======    ======

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 3 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following (in thousands):

                                                                                                              DECEMBER 31,
                                                                                                           ------------------
                                                                                                            1994       1995
                                                                                                           -------    -------
Land and land improvements..............................................................................   $   866    $   866
Buildings and improvements..............................................................................     3,031      3,180
Photographic and sales equipment........................................................................    10,200     15,378
Digital imaging systems.................................................................................     --         8,635
Lab equipment...........................................................................................     5,033      6,204
Furniture, fixtures and other equipment.................................................................     2,811      4,871
Construction in progress................................................................................        90      2,189
                                                                                                           -------    -------
Total...................................................................................................    22,031     41,323
Less accumulated depreciation...........................................................................     7,305     11,313
                                                                                                           -------    -------
Total...................................................................................................   $14,726    $30,010
                                                                                                           =======    =======

NOTE 4 -- FINANCING ARRANGEMENTS

     On November 1, 1995, the Company and its commercial bank lender amended the Company's $10.0 million revolving credit facility. The facility, as amended, was terminated as of December 31, 1995. The Company's obligations under this facility, as amended, were secured by a second priority interest in all of the Company's assets, including any federal and state tax refunds.

     In addition, on November 1, 1995, the Company obtained a new credit facility that expires on January 31, 1997, with the same commercial bank. On March 27, 1996, the Company and the commercial bank amended this new credit facility to among other things, modify certain financial covenants to facilitate the Company's compliance therewith and reduce the maximum amount available thereunder. The maximum amount available under this new facility, as amended, including amounts available for letters of credit issued in connection with the Company's workmen's compensation arrangements, is $14,500,000 through March 31, 1996, $13,500,000 from April 1, 1996 through May 31, 1996, $13,000,000 from June
1, 1996 through July 31, 1996, $11,500,000 from August 1, 1996 through October 31, 1996, $9,500,000 from November 1, 1996 through November 30, 1996, and
$8,500,000 from December 1, 1996 until maturity. At December 31, 1995, letters of credit in the aggregate amount of $2,270,000 were outstanding in connection with the Company's workmen's compensation arrangements. As of December 31, 1995, the Company had obligations of $3,696,000 under this facility. The Company's obligations under this facility are secured by a first priority security interest in the majority of the Company's assets, including any federal and state tax refunds. The interest rate under this facility is the bank's prime rate. The Company has agreed to deposit all of its funds into an account with the bank.

     The $14,500,000 credit facility contains covenants by the Company relating to minimum tangible net worth and debt to tangible net worth and interest coverage ratios. The required tangible net worth is $4,876,000 for the quarter ending March 31, 1996; $4,989,000 for the quarter ending June 30, 1996; $5,522,000 for the quarter ending September 30, 1996; and $7,611,000 for the quarter ending December 31, 1996. The required debt to tangible net worth is
6.16 to 1 for the quarter ending March 31, 1996; 5.98 to 1 for the quarter ending June 30, 1996; 5.30 to 1 for the quarter ending September 30, 1996; and
3.23 to 1 for the quarter ending December 31, 1996. The required interest coverage ratio is (5.13) to 1 for the quarter ending March 31, 1996; (1.34) to 1 for the quarter ending June 30, 1996; 2.56 to 1 for the quarter ending September 30, 1996; and 4.23 to 1 for the quarter ending December 31, 1996.

     At December 31, 1995, the Company was in compliance with the covenants under the credit facility. However, at the end of each of its second and third quarters of 1995, the Company was in violation of certain of the covenants under the $10.0 million revolving credit facility. The Company obtained waivers from the commercial bank for such violations.

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 4 -- FINANCING ARRANGEMENTS -- Continued

     During the third quarter of 1995, the Company entered into various lease arrangements and note arrangements for certain equipment related to the digital imaging technology systems and sales/portrait order entry stations.

     Long-term debt and capital lease obligations at December 31, 1995 are summarized as follows (in thousands):

Long-term debt:
  Revolving credit facility, due January 31, 1997, bearing interest at the lender's prime rate,
     which at December 31, 1995 was 8.50%..........................................................................   $ 3,696
  Collateralized note payable, 8.00%, due in monthly installments of $41,438, including interest
     through 1998..................................................................................................     1,191
  Collateralized note payable, 8.00%, due in monthly installments of $54,945, including interest
     through 1998..................................................................................................     1,623
  Note payable, at prime, in one installment, due on December 31, 1996.............................................       500
  Collateralized note payable, at prime, due in monthly installments of $500,000 through 1996......................     4,169
Capital lease obligations:
  Leases, 7.67%, of certain digital imaging technology systems and sales/portrait order entry stations
     with lease periods expiring through 1999......................................................................     4,781
  Leases, 8.5%, of certain digital imaging technology systems with lease periods expiring through 1999.............     1,660
                                                                                                                      -------
  Total debt.......................................................................................................    17,620
Less current portion due within one year...........................................................................     7,240
                                                                                                                      -------
Long-term debt and capital loan obligation, net of current portion.................................................   $10,380
                                                                                                                      =======


     Aggregate principal payments for the next five years are as follows:


1996...............................................................................................................   $ 7,240
1997...............................................................................................................     6,024
1998...............................................................................................................     2,681
1999...............................................................................................................     1,675
                                                                                                                      -------
Total..............................................................................................................   $17,620
                                                                                                                      =======

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 5 -- NON-COMPETE AGREEMENTS AND OTHER INTANGIBLE ASSETS

     The carrying amounts and accumulated amortization of non-compete agreements (arising from the 1988 acquisition of a predecessor company), and the carrying amount and accumulated amortization of excess cost over value assigned to net assets acquired (arising from the purchase of all of the equipment, inventory and supplies of CVS, Inc. on January 3, 1995) and the related amortization periods, are as follows (in thousands):

                                                                 DECEMBER 31,
                                                                --------------     AMORTIZATION
                                                                1994      1995         PERIOD
                                                                -----    ------    ------------
Non-compete agreements......................................... $9,928    $9,928      5-15 years
Less: Accumulated amortization.................................  5,447     5,987
                                                                ------    ------
Net............................................................  4,481     3,941
                                                                ------    ------
Excess of cost over value assigned to net assets acquired......   --         680       5 years
Less: Accumulated amortization.................................   --         136
                                                                ------    ------
Net............................................................   --         544
                                                                ------    ------
Total.......................................................... $4,481    $4,485
                                                                ======    ======


NOTE 6 -- INCOME TAXES
     Income taxes consist of the following (in thousands):

                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                                   1993      1994      1995
                                                                  ------    ------    -------
Current income taxes:
  Federal......................................................   $2,147    $1,925    $(2,751)
  State........................................................      480       395       (174)
                                                                  ------    ------    -------
     Total.....................................................    2,627     2,320     (2,925)
                                                                  ------    ------    -------
Deferred income taxes (benefit):
  Federal......................................................     (236)       23       (496)
  State........................................................      (48)       22       (108)
                                                                  ------    ------    -------
     Total.....................................................     (284)       45       (604)
                                                                  ------    ------    -------
Total income taxes.............................................   $2,343    $2,365    $(3,529)
                                                                  ======    ======    =======


     The following is the reconciliation of the actual income tax expense with income tax computed using the federal statutory rate of 34% (in thousands):

                                                                             DECEMBER 31,
                                                                    -------------------------------
                                                                     1993        1994        1995
                                                                    ------      ------      -------
Federal income taxes at statutory rate............................. $2,044      $1,871      $(3,209)
State income taxes -- net of federal tax benefit...................    283         275         (419)
Increase (decrease) of the deferred tax asset valuation allowance..    (82)       --            278
Other, net.........................................................     98         219         (179)
                                                                    ------      ------      -------
Total income tax expense........................................... $2,343      $2,365      $(3,529)
                                                                    ======      ======      =======

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 6 -- INCOME TAXES -- Continued

     The tax effect of temporary differences that gave rise to the Company's deferred tax assets and liabilities at December 31, 1994 and 1995, are as follows (in thousands):

                                                                   DECEMBER 31, 1994                DECEMBER 31, 1995
                                                             ------------------------------    -------------------------------
                                                             ASSETS    LIABILITIES    TOTAL    ASSETS    LIABILITIES    TOTAL
                                                             ------    -----------    -----    ------    -----------  --------
Non-compete agreements-tax basis in excess of financial
  reporting basis.........................................   $  562          --       $ 562    $  494          --     $   494
Non-deductible accrual for vacation pay...................      106          --         106       135          --         135
Excess tax over book depreciation.........................     --         $(825)       (825)               $(1,322)    (1,322)
Valuation allowance on property, plant and equipment......     --            --        --         169          --         169
Non-deductible accrual for workers' compensation..........      472          --         472       772          --         772
Non-deductible accrual for group health insurance.........      147          --         147       351          --         351
Other non-deductible accrued liabilities..................      166          --         166       216          --         216
Unrealized currency loss..................................       66          --          66        97          --          97
Net operating loss carry forward..........................        2          --           2       209          --         209
Alternative minimum tax credit carry forward..............     --            --        --         519          --         519
Other, net................................................       69          --          69         7          --           7
Less valuation allowance..................................      (68)         --         (68)     (346)         --        (346)
                                                             ------       -----       -----    ------      -------    -------
     Total................................................   $1,522       $(825)      $ 697    $2,623      $(1,322)   $ 1,301
                                                             ======       =====       =====    ======      =======    =======

NOTE 7 -- RELATED PARTY TRANSACTIONS

     During 1993, 1994 and 1995, legal fees paid to three law firms engaged by the Company totaled $160,000, $296,000 and $293,000, respectively. A partner in one of the law firms became a director of the Company and a partner in another law firm became an executive officer of the Company. In addition, the Company engaged a new law firm whose engagement partner is a related party to the aforementioned executive officer of the Company.

     Fees paid to various directors were as follows (in thousands):

                                                                      YEAR ENDED
                                                                     DECEMBER 31,
                                                                 --------------------
                                                                 1993    1994    1995
                                                                 ----    ----    ----
Consulting fees...............................................   $41     $ --    $88
Director fees.................................................   $50     $ 42    $70

NOTE 8 -- EMPLOYMENT AGREEMENTS AND EMPLOYEE INCENTIVES

     EMPLOYMENT AND NON-COMPETE AGREEMENTS -- Employment and non-compete agreements with certain employees include commitments for continuation of salaries and benefits, unless the employee is terminated for cause (as defined) through the dates specified in the agreements. The non-compete agreements restrict employment of the individuals affected and provide for repayment in the event of breaches of the agreements. In 1992, employment and non-compete agreements for executive officers and others were modified. The principal effect of such modifications was to extend the employment and non-compete periods. Under the modified agreements, the non-compete provisions have been extended through July 15, 2004. In addition, the Company has committed to continue salary payments if certain officers are terminated other than for cause. The salary continuation commitment for two of these officers is 100% of base salary for each officer for a period of 12 months and 50% of base salary for the next 24 months.

     In 1995, the Company entered into an amended employment contract with its former Chief Executive Officer (and current Chairman), whereby this individual is to receive annual compensation for services rendered of $275,000 in 1996, $250,000 in each of 1997 and 1998 and $225,000 in each of 1999 and 2000.
However, pursuant to the Company's credit facility with its principal lender (Note 4), no compensation can be paid to this individual until after the January 31, 1997

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 8 -- EMPLOYMENT AGREEMENTS AND EMPLOYEE INCENTIVES -- Continued

expiration date of the credit agreement. Accordingly, the Company has agreed to defer until 1997 the commencement date of the five year contract with this individual.

     1992 STOCK OPTION PLAN -- Under the Company's 1992 Stock Option Plan, options to purchase up to 1,050,000 shares of common stock at not less than the fair market value may be granted through July, 2002 to key employees of the Company, directors and other individuals providing services to the Company. The Plan is administered by the Stock Option/Compensation Committee, which is appointed by the Company's Board of Directors. All such options have a ten-year term. Option information is summarized as follows:


                                                    SHARES UNDER        EXERCISE
                                                       OPTION             PRICE
                                                    ------------     ------------
Balance, December 31, 1992.......................       285,000        $8.00-$9.33
  Granted........................................       647,750       $7.00-$14.25
                                                      ---------
Balance, December 31, 1993.......................       932,750       $7.00-$14.25
  Surrendered....................................      (806,500)      $7.00-$14.25
  Granted........................................       961,750        $3.38-$9.33
  Terminated.....................................       (43,000)       $4.25-$8.00
                                                      ---------
Balance, December 31, 1994.......................     1,045,000        $4.25-$8.00
  Terminated.....................................      (176,300)       $4.25-$8.00
                                                      ---------
Balance, December 31, 1995.......................       868,700
                                                      =========
Exercisable at December 31, 1995.................       285,916
                                                      =========

     Options granted in 1992 and 1993 become exercisable in increments of 50% after one year from the date of grant and 25% at the end of each of the succeeding two years. On March 24, 1994, the Stock Option/Compensation Committee of the Board of Directors adopted an exchange program whereby new options to purchase shares of Common Stock, with an exercise price of the fair market value of the Common Stock on such date, could be awarded under the 1992 Stock Option Plan to employees of the Company to replace options previously granted under this plan, with higher exercise prices, upon the surrender and termination of such options. Pursuant to the exchange program, the Committee awarded replacement options to purchase an aggregate of 685,750 shares of Common Stock, having an exercise price of $4.25 per share (fair market value on the date of grant) and a date of grant of March 24, 1994, which options become exercisable in cumulative increments of 20%, 40%, 60%, 80% and 100% on the first, second, third, fourth and fifth anniversaries, respectively, of the date of grant. Such awards of replacement options were made subject to and conditioned upon (i) the surrender and termination of outstanding options to purchase an aggregate of 685,750 shares of Common Stock, having dates of grant between July 1992 and August 1993 and a weighted average price of $8.16 per share, that become exercisable in cumulative increments of 50%, 75% and 100% beginning in the first, second and third anniversaries, respectively, of the respective dates of grant and, (ii), in the case of replacement options granted to two persons, the additional termination and surrender of options to purchase an aggregate of 55,000 shares of Common Stock. In addition, in connection with the adoption of the exchange program, an option to purchase 68,000 shares of Common Stock was surrendered and terminated on March 24, 1994. No stock was reserved for future stock options at December 31, 1995.

     On August 17, 1994, the Board of Directors adopted an exchange program for the members of the Stock Option/Compensation Committee of the Board of Directors substantially similar to the foregoing exchange program for the Company's employees. Pursuant to this program, options to purchase an aggregate of 90,000 shares of Common Stock, all granted in August 1993 and having exercise prices of $7.25 per share, were replaced with options to purchase an equal number of shares of Common Stock, all having exercise prices of $3.625 per share and a date of grant of August 17, 1994. All of the original options granted in August 1993 were surrendered and terminated in connection with such replacement. Such replacement options become exercisable in cumulative increments of 20%, 40%, 60%, 80% and 100% on the first, second, third, fourth and fifth anniversaries, respectively, of the date of grant. The original options granted in 1993 became

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 8 -- EMPLOYMENT AGREEMENTS AND EMPLOYEE INCENTIVES -- Continued

exercisable in cumulative increments of 50%, 75% and 100% beginning on the first, second and third anniversaries, respectively, of the respective dates of grant.

     During 1994, other than the aforementioned exchange programs, options to purchase an aggregate of 278,250 shares of Common Stock were awarded. These options become exercisable in cumulative increments of 25%, 50% 75% and 100% beginning on the first, second, third and fourth anniversaries, respectively, of the date of grant. In February 1995, the Board provided that due to the approval of the Equity Compensation Plan and the Stock Option Plan for Non-Employee Directors, no options may be granted in the future under the 1992 Stock Option Plan, although options previously granted will continue in effect until they are exercised, expire, or are terminated.

     EQUITY COMPENSATION PLAN -- Under the Equity Compensation Plan, the Company may grant up to 650,000 shares of common stock to eligible participants as described in the Plan. The Equity Compensation Plan provides for the grant of a number of different types of equity-based compensation awards. Awards under the Equity Compensation Plan may be made to eligible participants in the form of incentive stock options, non-qualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares, deferred stock, and other forms of equity-based compensation as may be provided and are permissible under the Plan and the law. The exercise price for incentive stock options and stock awards may not be less than the fair market value of the common stock on the date of grant. The exercise price for non-qualified stock options may be less than the fair market value of the common stock on the date of grant. As of December 31, 1995, the Company has granted all non-qualified stock options at 100% of fair market value at the date of grant.

     Option information is as follows:

                                                   SHARES UNDER     EXERCISE
                                                      OPTION         PRICE
                                                   ------------   -----------
Balance, January 1, 1995.........................           0          --
  Granted........................................     812,150     $1.38-$2.75
  Surrendered....................................    (150,000)       $2.50
  Terminated.....................................     (13,150)       $2.75
                                                      -------
Balance, December 31, 1995.......................     649,000
                                                      =======
Exercisable at December 31, 1995.................           0
                                                      =======
Reserved for future options......................       1,000
                                                      =======

     STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS -- Under the Stock Option Plan for Non-Employee Directors, the Company may grant up to 150,000 shares of common stock. The Stock Option Plan for Non-Employee Directors provides that each non-employee director of the Company will receive an annual award thereunder on June 1 of each year, beginning June 1, 1995, of an option to purchase 5,000 shares of common stock. The exercise price of such options will be the fair market value of the common stock on the date of grant.

     Option information is summarized as follows:

                                                  SHARES UNDER   EXERCISE
                                                     OPTION        PRICE
                                                  ------------   ---------
Balance, January 1, 1995.........................           0       --
  Granted........................................      20,000      $2.63
                                                     --------
Balance, December 31, 1995.......................      20,000
                                                     ========
Exercisable at December 31, 1995.................           0
                                                     ========
Reserved for future options......................     130,000
                                                     ========

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 8 -- EMPLOYMENT AGREEMENTS AND EMPLOYEE INCENTIVES -- Continued

     EMPLOYEE STOCK PURCHASE PLAN -- The Company adopted an Employee Stock Purchase Plan in July 1992 which provides for purchase by participating employees of shares of common stock at the fair market value at the date of grant. During 1994 and 1995, shares totaling 46,443 and 60,695, respectively, were purchased under this plan. In February 1996, the Employee Stock Purchase Plan was terminated.

     401(K) PROFIT SHARING PLAN -- The Company adopted the American Studios, Inc. 401(k) Profit Sharing Plan effective August 1, 1994. Under the plan, eligible employees may elect to invest up to 15% of their base compensation with a matching contribution by the Company as directed by the Board of Directors. From January 1, 1995 through November 1, 1995, the Company matched the employee's contribution up to $400. For the years ended December 31, 1995 and 1994, the Company's contribution expense was $295,000 and $115,000, respectively, under the plan.

NOTE 9 -- RELATIONSHIP WITH WAL-MART

     The Company provides portrait photography services through Wal-Mart store locations. The Company executed an agreement in July 1992 with Wal-Mart which allows the Company to operate photography studios in certain store locations designated by Wal-Mart and requires that the Company pay Wal-Mart a fixed commission on the total portrait sales. Under the July 1992 agreement, Wal-Mart is not required to keep open any Wal-Mart store in which the Company provides photography services or to open any store in which the Company is scheduled to provide services; Wal-Mart may terminate or amend the agreement at any time at its sole discretion.

     Commissions expense to Wal-Mart principally at 15% of sales, as defined, totaled approximately $13,900,000, $14,100,000 and $15,400,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

     In connection with a restructuring of the Company in 1991, the Company agreed to indemnify predecessor owners for income tax assessments subsequent to December 19, 1991, if any, arising from disallowance of deductions or increases in taxable income associated with amounts previously reported to such owners by a predecessor "S" corporation and limited partnership. Management of the Company believes that no such income tax assessments will be made in amounts that would have a material effect on the Company's financial position or future results of operations. The aggregate obligation of the Company under this indemnification agreement is limited to $500,000.

     The Company leases office and operating facilities with unexpired terms ranging from 6 months to 3 years. Other operating leases for certain premises are minor. Future minimum lease payments under operating leases at December 31, 1995 are as follows:

       FISCAL YEAR:
       1996......................................  $176,000
       1997......................................    96,000
       1998......................................    90,000
                                                   --------
         Total...................................  $362,000
                                                   ========

     Rental expense for 1993, 1994 and 1995 totaled $200,000, $124,000 and
$428,000, respectively.

     See Note 8 for a description of various employee agreements and employee incentive plans.

     The Company is in process of expanding the number of photography studios in operation and of converting a number of traveling studios to permanent studios. Total capital expenditures are estimated at approximately $600,000 for the year ending December 31, 1996.

     The Company is subject to a number of employment-related claims, investigations and lawsuits all involving the Company and its employees. The Company has made provisions with respect to certain of such lawsuits and that the resolution of

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

NOTE 10 -- COMMITMENTS AND CONTINGENCIES -- Continued

such, as well as other, lawsuits and of other matters will not have a material adverse effect on the Company's financial condition.

     See Note 9 for discussion of the Company's relationship with Wal-Mart. Any decision by Wal-Mart to terminate the agreement with the Company, to amend the agreement to increase the commission payable to Wal-Mart or to reduce or limit the number of existing or new Wal-Mart stores in which the Company may operate could have a material adverse effect on the Company.

     The Company's workmen's compensation insurance arrangements provide for insurance on payments in excess of $150,000 per claim, and for aggregate payments in excess of approximately $2.0 million for the policy year. The insurer required that the Company have issued on its behalf letters of credit aggregating $2,270,000. The commercial bank with which the Company has its revolving credit facility issued the letters of credit and reduced by the same amount the funds available under the revolving credit facility.

     The Company's group insurance provides for insurance on payments of $75,000 per claim, and for aggregate payments in excess of approximately $1.6 million for the policy year.

     The Company's 1991 and 1992 federal income tax returns are presently being examined by the Internal Revenue Service. Management believes that additional assessments, if any, arising from the examination would not have a material adverse effect on the Company's financial position or future results of operations.

     The Company entered into a Management and Consulting Agreement with Anderson Bauman Tourtellot Vos & Co. ("ABTV") dated January 1996 under which the Company retained ABTV to provide certain management consulting to the Company. Such agreement extends to December 1998 subject to earlier termination as provided therein. Pursuant to such agreement, the Company has agreed to pay ABTV, during the term thereof, $20,000 per month plus certain expenses incurred, as well as an annual performance bonus equal to a percentage of the Company's income before income taxes.

NOTE 11 -- UNAUDITED QUARTERLY FINANCIAL DATA

                                                                           1995
                                                         ----------------------------------------
                                                          FIRST     SECOND      THIRD     FOURTH
                                                         QUARTER    QUARTER    QUARTER    QUARTER
                                                         -------    -------    -------    -------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales.............................................   $18,678    $24,669    $23,312    $35,241
Gross Profit (Loss)...................................   $ 2,439    $ 2,731    $  (726)   $ 6,118
Net Income (Loss).....................................   $(1,133)   $(1,312)   $(3,851)   $   304
Net Income (Loss) Per Common Share....................   $ (0.05)   $ (0.06)   $ (0.18)   $  0.01

                                                                           1994
                                                         ----------------------------------------
                                                          FIRST     SECOND      THIRD      FOUTH
                                                         QUARTER    QUARTER    QUARTER    QUARTER
                                                         -------    -------    -------    -------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Sales.............................................   $16,410    $21,290    $22,883    $34,147
Gross Profit..........................................   $ 2,758    $ 5,327    $ 5,400    $ 8,765
Net Income (Loss).....................................   $  (891)   $   933    $ 1,010    $ 2,095
Net Income (Loss) Per Common Share....................   $ (0.04)   $  0.04    $  0.05    $  0.10

                     AMERICAN STUDIOS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)
                                   (Unaudited)


                                                                             September 29,             December 31,
ASSETS                                                                            1996                     1995
                                                                         ---------------------    ---------------------
CURRENT ASSETS:
Cash                                                                                   $   763                $   1,681
Accounts receivable:
  Trade                                                                                    655                      809
  Employees, principally travel advances                                                    69                      183
  Income tax receivable                                                                      0                    1,365
Inventories                                                                              2,247                    3,027
Prepaid expenses and other                                                                 749                      491
                                                                          --------------------     --------------------
     Total current assets                                                                4,483                    7,556

PROPERTY, PLANT AND EQUIPMENT, NET                                                      25,271                   30,010

NON-COMPETE AGREEMENTS AND OTHER INTANGIBLE ASSETS                                       4,000                    4,485

DEFERRED TAX ASSET                                                                       1,301                    1,301

OTHER ASSETS                                                                               548                      478
                                                                          --------------------     --------------------

TOTAL                                                                                  $35,603                $  43,830
                                                                          ====================     ====================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term obligations                                               $ 9,495                $   7,240
Trade accounts payable                                                                   4,606                    4,324
Commissions payable to Wal-Mart Stores, Inc.                                               924                    2,232
Salaries, commissions and bonuses                                                        1,600                    1,809
Taxes (other than income)                                                                1,478                    1,974
Income Tax payable                                                                       1,097                        -
Self-insurance reserves                                                                  2,883                    2,447
Other                                                                                      938                      753
                                                                          --------------------     --------------------

     Total current liabilities                                                          23,021                   20,779
                                                                          --------------------     --------------------

LONG TERM DEBT                                                                           5,038                   10,380

SHAREHOLDERS' EQUITY:
Preferred stock - $1.00 par value (authorized 1,000,000 shares; no
   shares issued)                                                                            -                        -
Common stock - $.001 par value (authorized 70,000,000 shares;
   outstanding 21,433,160 shares)                                                           21                       21
Additional paid-in capital                                                              12,794                   12,794
Retained deficit                                                                        (5,348)                    (223)
Cumulative foreign currency translation adjustments                                         77                       79
                                                                          --------------------     --------------------

     Total shareholders' equity                                                          7,544                   12,671
                                                                          --------------------     --------------------

TOTAL                                                                                  $35,603                $  43,830
                                                                          ====================     ====================


See condensed notes to consolidated financial statements.

                     AMERICAN STUDIOS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)
                                   (Unaudited)




                                                                       THIRTEEN                               THIRTY-NINE
                                                                      WEEKS ENDED                             WEEKS-ENDED
                                                            ------------------------------------------------------------------------
                                                             September 29,     October 1,            September 29,        October 1,
                                                                 1996             1995                   1996               1995
                                                           --------------   ---------------        -----------------    -----------


NET SALES                                                    $    24,771       $    23,312          $    68,686        $    66,659

COST OF SALES                                                     21,411            24,038               60,716             62,215
                                                             -----------       -----------          -----------        -----------

GROSS PROFIT (LOSS)                                                3,360              (726)               7,970              4,444

GENERAL AND ADMINISTRATIVE EXPENSES                                3,388             4,953               11,398             13,920
AMORTIZATION OF NON-COMPETE AGREEMENTS
     AND OTHER INTANGIBLE ASSETS                                     163               169                  487                508
FOREIGN EXCHANGE LOSSES (GAINS)                                        6                21                    -                 70
                                                             -----------       -----------          -----------        -----------

LOSS BEFORE INTEREST                                                (197)           (5,869)              (3,915)           (10,054)

INTEREST                                                             372               233                1,210                265
                                                             -----------       -----------          -----------        -----------

LOSS BEFORE INCOME TAXES                                            (569)           (6,102)              (5,125)           (10,319)

INCOME TAX BENEFIT                                                     -            (2,251)                   -             (4,023)
                                                             -----------       -----------          -----------        -----------

NET LOSS                                                     $      (569)      $    (3,851)         $    (5,125)       $    (6,296)
                                                             ===========       ===========          ===========        ===========



NET LOSS PER COMMON SHARE                                    $     (0.03)      $     (0.18)         $     (0.24)       $     (0.29)
                                                             ===========       ===========          ===========        ===========
CASH DIVIDEND PER COMMON SHARE                                         -                 -                    -                  -
                                                             ===========       ===========          ===========        ===========


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
     AND COMMON STOCK EQUIVALENTS                             21,433,160        21,397,885           21,433,160         21,399,674
                                                             ===========       ===========          ===========        ===========

See condensed notes to consolidated financial statements.

                     AMERICAN STUDIOS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                                 FOR THE THIRTY-NINE WEEKS ENDED
                                      -----------------------------------------------------------------------------------------
                                                                                        REETAINED     CUMULATIVE      TOTAL
                                            COMMON STOCK            ADDITIONAL           EARNINGS     TRANSLATION  SHAREHOLDERS'
                                      -------------------------
                                           SHARES       AMOUNT    PAID-IN CAPITAL        (DEFICIT)    ADJUSTMENTS    EQUITY
                                      --------------  ---------   --------------      ------------   -----------   ----------


BALANCE AT DECEMBER 31, 1994             21,426,465        $21        $12,871             $ 6,626           $ 7      $19,525

NET LOSS                                                                                   (6,296)                    (6,296)

ISSUANCE OF COMMON STOCK UNDER THE
  THE EMPLOYEE STOCK PURCHASE PLAN           25,420                        49                                             49

CASH DIVIDEND DECLARED ($.04
   PER SHARE)                                                                                (856)                      (856)

ACQUISITION OF COMPANY STOCK                (54,000)                     (161)                                          (161)

FOREIGN CURRENCY TRANSLATION
   ADJUSTMENT                                                                                                39           39

                                      =============   ========   ============         ===========    ==========    =========
BALANCE AT OCTOBER 1, 1995               21,397,885        $21        $12,759             $  (526)          $46      $12,300
                                      =============   ========   ============         ===========    ==========    =========





BALANCE AT DECEMBER 31, 1995             21,433,160        $21        $12,794             $  (223)          $79      $12,671

NET LOSS                                                                                   (5,125)                    (5,125)

FOREIGN CURRENCY TRANSALATION
   ADJUSTMENT                                                                                                (2)          (2)

                                      =============   ========   ============         ===========    ==========    =========
BALANCE AT SEPTEMBER 29, 1996            21,433,160        $21        $12,794             $(5,348)          $77      $ 7,544
                                      =============   ========   ============         ===========    ==========    =========



See condensed notes to consolidated financial statements.

                     AMERICAN STUDIOS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                                     THIRTY-NINE
                                                                                                     WEEKS ENDED
                                                                                          ------------------------------
                                                                                            September 29,    October 1,
                                                                                                  1996           1995
                                                                                          --------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                        $(5,125)        $(6,296)
                                                                                          -------------    ------------

Adjustments to reconcile net loss to net cash used by operating activities
   Deferred income tax benefit                                                                        0            (656)
   Depreciation of property, plant and equipment                                                  4,993           2,475
   Amortization of intangible assets                                                                487             508
   Foreign exchange losses (gains)                                                                   (6)             70
   Increase in valuation allowance                                                                  100               -
   Other                                                                                            230               -
   Change in operating  assets and  liabilities  net of effects from purchase of
    CVS, Inc.:
      Decrease (increase) in accounts receivable                                                  1,633          (2,247)
      Decrease (increase) in inventories                                                            780            (432)
      Decrease (increase) in prepaid expenses and other assets                                     (328)             70
      Increase (decrease)  in accounts payable and accrued liabilities                              (13)            309
                                                                                          -------------    ------------

      Total adjustments                                                                           7,876              97
                                                                                          -------------    ------------

Net cash provided by (used in) operating activities                                               2,751          (6,199)
                                                                                          -------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures, net                                                                       (584)         (7,425)
   Payment for purchase of CVS, Inc.                                                                  -            (460)
                                                                                          -------------    ------------

      Net cash used in investing activities                                                        (584)         (7,885)
                                                                                          -------------    ------------

CASH FLOWS FROM FINANCING ACTIVITES:
   Net borrowings under revolving credit facility                                                 1,864           6,921
   Principal payments under notes payable                                                        (4,217)           (533)
   Principal payments under capital lease obligations                                              (734)            (56)
   Dividends paid                                                                                     -            (856)
   Issuance of common stock under the employee stock purchase plan                                    -              49
   Acquisition of company stock                                                                       -            (161)
                                                                                          -------------    ------------

      Net cash provided by (used in) financing activities                                        (3,087)          5,364
                                                                                          -------------    ------------

EFFECT OF EXCHANGE RATE ON CASH                                                                       2             (70)
                                                                                          -------------    ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                          (918)         (8,790)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                    1,681           9,058
                                                                                          -------------    ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                        $   763         $   268
                                                                                          =============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for income taxes                                                 $     5         $ 1,239
                                                                                          =============    ============

   Cash paid during the period for interest                                                     $ 1,236         $   173
                                                                                          =============    ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital lease obligations inclurred when the Company entered into
   a lease for new property plant and equipment                                                                 $ 6,817
                                                                                                           ============

Note payable obligations incurred when the Company entered into
  a note payable for new property plant and equipment                                                           $ 2,834
                                                                                                           ============

                    AMERICAN STUDIOS, INC. AND SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

With respect to the significant accounting policies of American Studios, Inc. (the "Company"), reference is made to Note 1 of the financial statements in the Company's Form 10-K for the year ended December 31, 1995. These financial statements should be read in conjunction with the financial statements and notes thereto included in such Form 10-K.

In the opinion of the Company's management, the accompanying unaudited interim financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for the entire year.

Principles of Consolidation - The accompanying financial statements include the accounts of the Company, its wholly owned subsidiary, ASI Distribution, Inc. (presently inactive) and its 99.99% owned subsidiary American Studios de Mexico, S.A. de C.V. All significant intercompany transactions have been eliminated.

NOTE 2 - LONG TERM DEBT AND CAPITAL LEASES

Long-term debt and capital leases obligations are summarized as follows (in 000's):



Long-term debt:                                                                              1996              1995
                                                                                          --------         ----------
     Revolving credit facility due January 31, 1997, bearing interest
       at lender's prime rate, which at September 29, 1996 was  8.25%                     $ 5,560          $  3,696
     Collateralized note payable, 8.00%, due in monthly installments
       of $41,438, including interest through 1998                                            881             1,191
     Collateralized note payable, 8.00%, due in monthly installments
       of $54,945, including interest through 1998                                          1,215             1,623
     Notes payable, at prime, in one installment, due on
       December 31, 1996                                                                      500               500
     Collateralized note payable, at prime, due in monthly installments
       of $500,000 through 1996                                                               670             4,169

Capital lease obligations:
     Leases of certain digital  imaging  technology  systems and  sales/portrait order entry stations with lease periods expiring
       through 2000, at interest of 7.69%                                                   3,932             4,781
     Leases of certain digital imaging technology systems with lease
       periods expiring through 1999, at interest of 8.5%                                   1,701             1,660
      Lease of certain copier equipment with lease period expiring in 2001                     46
     Lease of certain film processing equipment with lease period
       expiring in 1998                                                                        28                 -
                                                                                          -------          --------
Total debt                                                                                 14,533            17,620

Less current portion due within one year                                                    9,495             7,240
                                                                                          -------          --------
Long-term debt and capital loan obligation, net of current portion                        $ 5,038          $ 10,380
                                                                                          =======          ========

Aggregate principal payments for the next five years are as follows:

     1996      $  9,495
     1997         2,847
     1998         2,007
     1999           174
     2000            10
                -------
     Total     $ 14,533
               ========

                                 EXHIBIT INDEX


 2.1 Agreement and Plan of Merger, dated as of December 17, 1996, as amended, by and among American Studios, Inc., the Registrant and ASI Acquisition Corp. Incorporated by reference to Exhibit (c)(1) to the Registrant's Tender Offer Statement on Schedule 14D-1 dated December 20, 1996 (as subsequently amended, the "Schedule 14D-1").


10.1 Credit Agreement dated as of January 27, 1997, by and among the Registrant, its subsidiaries and affiliates named therein as Guarantors, the Lenders named therein and NationsBank, N.A., as Agent. Incorporated by reference to Exhibit (b)(2) to the Final Amendment to the Schedule 14D-1.


20.1 Offer to Purchase of ASI Acquisition Corp., dated December 20, 1996. Incorporated by reference to Exhibit (a)(1) to the Schedule 14D-1.